Exhibit 10.1

2005 CONTINGENT STOCK PLAN OF

SEALED AIR CORPORATION

(as amended and restated on July 11, 2013)

Section 1. Purpose. The purpose of the 2005 Contingent Stock Plan of Sealed Air Corporation is to assist the Corporation and its Subsidiaries in attracting and retaining employees and U.S.-based consultants of outstanding competence by providing an incentive that permits those employees and consultants responsible for the Corporation’s growth to share directly in that growth, to motivate those employees and consultants by means of appropriate incentives to achieve the Corporation’s long-range goals, and to further the identity of their interests with those of the stockholders of the Corporation.

Section 2. Definitions. Capitalized terms used in this Plan have the meanings specified in this Section 2:

“Award” means a grant to a Participant of Restricted Stock, Restricted Stock Units, Performance Share Units or a Cash Award, or any combination thereof.

“Award Grant” means the written agreement confirming an Award and setting forth the terms and conditions thereof. Award Grants need not be identical and shall not contain provisions inconsistent with provisions of the Plan.

“Board of Directors” means the Board of Directors of the Corporation.

“Cash Award” means an Award, subject to a Period of Restriction, that is granted to a participant under the Plan and provides for the right to receive cash as provided in the Award Grant, where the amount of such cash is measured by the Fair Market Value on the date that the Period of Restriction ends times the number of shares of Common Stock covered by the Cash Award.

“Cause” means any of the following as determined by the Committee: (i) an act of gross negligence or willful misconduct significantly injurious to the Corporation or any Subsidiary, (ii) gross dereliction of duties after notice to the Participant and failure to correct the deficiencies within a thirty (30) day period thereafter, or (iii) fraud in the Participant’s capacity as an employee or consultant.

“Change in Control” means, and shall be deemed to have occurred upon, any of the following events:

(1) Any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the Outstanding Voting Securities; provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary, or (iv) any acquisition pursuant to a Corporate Transaction that complies with subsections (3)(A), (3)(B) and (3)(C) of this definition;

(2) Continuing Directors cease for any reason to constitute at least a majority of the Board of Directors;

(3) Consummation of a Corporate Transaction unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the then-outstanding combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Corporate Transaction (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Voting Securities immediately prior to such Corporate Transaction, (B) no Person (excluding any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Corporate Transaction, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Corporate Transaction were Continuing Directors at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Corporate Transaction; or

(4) The stockholders of the Corporation give approval of a complete liquidation or dissolution of the Corporation.

Either the Committee or the Board of Directors, upon recommendation of the Committee, may terminate, amend, or modify this definition or determine that it does not apply to a specific transaction that would otherwise be a Change in Control at any time prior to the date of a Change in Control. The provisions and application of this definition may not be terminated, amended or modified and the Committee may not waive its application to a specific transaction, however, on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the written consent of each Participant with respect to such Awards made to such Participant.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Organization and Compensation Committee of the Board of Directors described in Section 4 or any committee or other person or persons designated by the Board of Directors to administer the Plan.

“Common Stock” means the Corporation’s authorized Common Stock, par value $0.10 per share, except as this definition may be modified as provided in Section 13.

“Consultant” means an individual who is a consultant to the Corporation or a Subsidiary and who resides in the United States of America.

“Continuing Director” means a director of the Corporation who is serving as such on the Effective Date and any person who is approved as a nominee or elected to the Board of Directors by a majority of the Continuing Directors who are then members of the Board of Directors of the Corporation, but excluding, for this purpose, any such person whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of a Person other than the Board of Directors.

“Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Corporation’s assets, or the acquisition of assets or stock of another entity by the Corporation, or other corporate transaction involving the Corporation or any of its Subsidiaries.

“Corporation” means Sealed Air Corporation, a Delaware corporation, or any successor thereto.

“Date of Termination” means the first day occurring on or after the date of grant of an Award on which the Participant is not performing services as an Employee or Consultant, regardless of the reason for the cessation of services; provided that a cessation of services shall not be deemed to occur by reason of a transfer of a Participant between the Corporation and a Subsidiary or between two Subsidiaries; and further provided that a Participant’s services shall not be considered terminated while the Participant is on an approved leave of absence from the Corporation or a Subsidiary.

“Director” means any member of the Board of Directors who is not an Employee.

“Disability” shall mean permanent and total disability as determined in each case by the Committee in its discretion, which determination shall be final. Notwithstanding the foregoing, for any Awards that constitute nonqualified deferred compensation within the meaning of Section 409A(d) of the Code and provide for an accelerated payment in connection with any Disability, Disability shall have the same meaning as set forth in any regulations, revenue procedure, revenue rulings or other pronouncements issued by the Secretary of the United States Treasury pursuant to Section 409A of the Code, applicable to such arrangements.

“Effective Date” shall have the meaning set forth in Section 23.

“Employee” means any employee of the Corporation or a Subsidiary who is receiving remuneration for personal services rendered to the Corporation or Subsidiary, including any such person who is an officer of the Corporation or Subsidiary, other than (1) solely as a director of the Corporation or a Subsidiary, (2) as a consultant, (3) as an independent contractor, (4) as an individual who is a “leased employee” within the meaning of Code section 414(n), or (5) any other individual engaged by the Corporation or Subsidiary in a relationship that the Corporation in its sole discretion characterizes as other than an employment relationship or who has waived his rights to coverage as an employee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” as of any specified date means the closing sale price of the Common Stock on the New York Stock Exchange – Composite Tape on such date or, if there are no sales on such date, on the next preceding day on which there are sales. If the Common Stock ceases to be listed on the NYSE, Fair Market Value shall be determined in such manner as shall be selected by the Committee.

“Good Reason” means a termination of employment by a Participant who is an employee of the Corporation or any Subsidiary in connection with any of the following: (i) a material diminution in the Participant’s annual cash compensation opportunity (comprised of base salary and target annual bonus opportunity), (ii) a material diminution in the Participant’s authorities, duties or responsibilities or (iii) a material change in the geographic location at which the Participant is required to perform services (other than a change in location as the result of the completion of a temporary assignment at another location); provided, however, that (A) the Participant provides notice to the Corporation of the existence of such condition within ninety (90) days after the existence of such condition first arose, (B) the Corporation fails to correct such condition within thirty (30) days after such notice and (C) the Participant terminates employment within one year after such condition first arose.

“NYSE” means the New York Stock Exchange.

“Outstanding Voting Securities” means the outstanding voting securities of the Corporation entitled to vote generally in the election of directors.

“Participant” means an Employee or Consultant selected by the Committee to receive an Award.

“Performance-Based Exception” means the performance-based exception set forth in Code section 162(m)(4)(C) from the deductibility limitations of Code section 162(m).

“Performance Goal” means a target based on Performance Measures that is established by the Committee in connection with an Award of Performance Share Units; Performance Goals may be established on a corporate-wide basis or with respect to one or more business units, divisions, or Subsidiaries, and may be in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

“Performance Measures” means criteria established by the Committee relating to any of the following: growth in net sales; gross profit; operating profit; net earnings; measures of cash flow; measures of expense control; improvement in management of working capital items (inventory, accounts receivable or accounts payable); earnings before interest and taxes (commonly called EBIT); earnings before interest, taxes, depreciation and amortization (commonly called EBITDA); earnings per share; sales from newly-introduced products; successful completion of strategic acquisitions, joint ventures or other transactions; measures of product quality, safety, productivity, yield, customer satisfaction or reliability (on time and complete orders); measures of return on assets, return on invested capital or return on equity; shareholder value added (net operating profit after tax (NOPAT), excluding non-recurring items, less the Corporation’s cost of capital); the ratio of net sales to net working capital; share price; or any combination of the foregoing goals. Performance Measures may be applied by excluding the impact of charges, credits and related costs for restructurings, discontinued operations, extraordinary items, debt redemption or retirement, and the cumulative effects of accounting changes, each as defined by U.S. generally accepted accounting principles, and other unusual or non-recurring items as defined by the Committee when the goals are established.

“Performance Share Units” means an Award, subject to a Period of Restriction and achievement of Performance Goals, that is granted to a Participant under the Plan and provides for the right to receive a number of shares of Common Stock for each Performance Share Unit as specified in the Award Grant. Performance Share Units may be granted to Employees who are executive officers or key employees of the Corporation and its Subsidiaries.

“Period of Restriction” means the period during which the transfer of shares of Restricted Stock or any other Award made under the Plan is limited based on the passage of time and during which the Restricted Stock or any other Award made under the Plan may remain subject to a substantial risk of forfeiture, as provided in Section 7. Performance Share Units also remain subject to a substantial risk of forfeiture until the performance period has ended and the Committee has certified that the applicable Performance Goals have been achieved.

“Person” means an individual, entity or group within the meaning of Section 13(d)(3) or 14(d) (2) of the Exchange Act.

“Plan” means this 2005 Contingent Stock Plan of Sealed Air Corporation.

“Restricted Stock” means an Award of shares of Common Stock, subject to a Period of Restriction, that is granted to a Participant under the Plan. Unless and until any forfeiture of Restricted Stock, the Participant shall be entitled to receive cash dividends on such shares and shall be entitled to vote such shares.

“Restricted Stock Unit” means an Award, subject to a Period of Restriction, that is granted to a Participant under the Plan and provides for the right to receive one share of Common Stock for each Restricted Stock Unit, as specified in the Award Grant. The Committee may provide that Restricted Stock Units receive dividend equivalents payable in cash in the event that a record date for payment of cash dividends payable on outstanding shares of Common Stock occurs between the Participant’s execution of an Award Grant for Restricted Stock Units and the issuance of shares on account of such Restricted Stock Units following the end of the Period of Restriction.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any corporation, limited liability company, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Corporation, and any other business venture designated by the Committee in which the Corporation has a significant interest, as determined in the discretion of the Committee.

Section 3. Stock Available. The aggregate number of shares of Common Stock that may be issued to Participants pursuant to Awards granted under the Plan is the sum of (A) 5,000,000 shares plus (B) effective upon approval of the Corporation’s stockholders at the 2008 Annual Meeting of Stockholders, 3,000,000 shares plus (C) effective upon approval of the Corporation’s stockholders at the 2011 Annual Meeting of Stockholders, 4,000,000 shares, in each case subject to adjustment in accordance with the provisions of Section 13. If any Common Stock issued under the Plan is reacquired by the Corporation due to a forfeiture described in Section 7 or reacquired or withheld in satisfaction of tax withholding with respect to an Award, such shares of Common Stock will again become available for Awards under the Plan. Any shares of Common Stock related to Awards that terminate by forfeiture, cancellation, or otherwise without the issuance of such shares shall again be available for Awards under the Plan. Cash Awards, which are paid in cash, do not count against the total amount of Common Stock that may be issued under the Plan, provided that Cash Awards may not be made during any calendar year measured in the aggregate by more than 100,000 shares of Common Stock. The maximum number of shares of Common Stock that may be issued to an Employee with respect to Performance Share Units during any calendar year is one-half of one percent (0.5%) of the issued and outstanding shares of the Corporation’s Common Stock on January 1 of such calendar year. Shares issued under the Plan may be original issue shares, shares held in treasury, or shares reacquired by the Corporation under corporate repurchase programs, as determined by the Chief Executive Officer of the Corporation (or the Chief Executive Officer’s designee) from time to time, unless otherwise determined by the Committee.

Section 4. Administration. The Plan shall be administered by the Committee, which shall be composed of not less than three Directors chosen from time to time by the Board of Directors. No Director shall be eligible or continue to serve as a member of the Committee unless such person has been determined to be an “independent director” under applicable stock exchange standards and is an “outside director” within the meaning of regulations under Code section 162(m) and a “non-employee director” within the meaning of Exchange Act Rule 16b-3. In addition to the powers granted to the Committee as elsewhere set forth in the Plan and subject to the terms and conditions of the Plan, the Committee is authorized to interpret the Plan, to adopt and revise rules and regulations relating to the Plan and the conduct of the business of the Committee, and to take all actions and make all determinations that it believes necessary or advisable for the operation and administration of the Plan. All decisions and determinations by the Committee with respect to the Plan shall be final, binding and conclusive upon all parties, including the Corporation, its stockholders, Employees, Consultants, Participants and their estates and beneficiaries. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award made under the Plan. The Committee may delegate any of its duties and powers hereunder to the extent permitted by applicable law.

Section 5. Terms, Conditions and Form of Award Grants. The Committee shall have exclusive authority, except as otherwise limited by the Plan, to select the Employees and Consultants to be granted Awards, to grant all Awards, to determine the time or times at which Awards will be granted and the type of Awards to be granted, to condition the grant of Awards to specific Participants upon achievement of performance measures under any other plan or program adopted by the Corporation, to determine the number of shares of Common Stock to be covered by an Award, to determine the time or times for the grant of Awards, to determine the limitations, restrictions and conditions applicable to each Award, to prescribe the form or forms of Award Grants (which need not be identical), and to have full authority with respect to all other matters relating to the Plan except those matters as are expressly reserved herein to the stockholders of the Corporation. In making determinations relating to Awards, the Committee may consult with and take into account the recommendations of the Chief Executive Officer of the Corporation with respect to Awards made to other Employees and Consultants. The Committee may also take into account the nature of the services rendered by such Employees and Consultants, their present and potential contributions to the Corporation’s success and such other factors as the Committee in its sole discretion shall deem relevant. Awards need not be uniform among Participants. The receipt of an Award by a Participant shall not entitle that Participant to receive an Award in the future. The Committee shall inform the appropriate officers of the Corporation of its determinations, and such officers shall inform the Participant to whom an Award has been made of the grant of such Award. The Committee may authorize any officer of the Corporation to provide or enter into Award Grants or other agreements on behalf of the Corporation and to take all other action necessary or desirable to effectuate the determinations of the Committee.

Section 6. Acceptance and Non-Transferability of Awards. A Participant who has been granted an Award must accept the Award in accordance with such procedures as the Committee may establish from time to time, including the acceptance of the Award Grant documentation and any additional documentation that may be required. No Award shall be transferable by a Participant.

Section 7. Period of Restriction. Each Award Grant shall specify the applicable Period of Restriction as established by the Committee, including without limitation the impact of the Participant’s termination of employment upon the Period of Restriction, provided that the Committee may affirmatively determine not to seek forfeiture of an Award as to all or part of the shares subject thereto and to permit such Award either to be paid immediately (in whole or in part) or to continue to vest during the remainder of the original Period of Restriction subject to satisfaction of conditions specified by the Committee, which determination must be made no later than 90 days following the Participant’s Date of Termination. Any such determination shall be communicated to the Chief Executive Officer or other appropriate officer of the Corporation, who shall be authorized to take any and all action necessary to effectuate such decision. Notwithstanding the foregoing, for an Award that vests solely on the basis of the passage of time (e.g., not on the basis of any performance standards), the Period of Restriction shall not automatically end upon the occurrence of a Change in Control, but the Award Grant may provide that the Period of Restriction will end upon a Participant’s termination of employment with the Corporation and its Subsidiaries within two (2) years following a Change in Control either (A) by the Corporation without Cause or (B) by the Participant for Good Reason.

Section 8. Performance Share Units. The Committee may make Awards consisting of Performance Share Units containing such terms and conditions and subject to such restrictions and contingencies as the Committee shall determine, subject to the terms of the Plan. Performance Share Units shall be conditioned on the achievement of Performance Goals, based on one or more Performance Measures, as determined by the

Committee, over a performance period not less than one year prescribed by the Committee. For Performance Share Units made to Employees that are designed to qualify for the Performance-Based Exception, the grant of the Performance Share Units and the determination of Performance Goals shall be made by the Committee during the applicable periods required under Code section 162(m) and the Committee shall certify achievement of the applicable Performance Goals prior to issuance of shares under each Award of Performance Share Units as required under Code section 162(m). With respect to Awards of Performance Share Units that are designed to qualify for the Performance-Based Exception, the Committee shall have the discretion to adjust the Awards downward but not upward. If a Change in Control occurs after a Performance Share Unit has been granted but before completion of the performance period, and if the Participant’s employment with the Corporation and its Subsidiaries is terminated within two (2) years following the Change in Control either (A) by the Corporation without Cause or (B) by the Participant for Good Reason, then:

(x)	the target payout opportunities attainable under such Award shall be deemed to have been fully earned as of the date of termination based upon the greater of: (I) an assumed achievement of all relevant performance goals at the “target” level, or (II) the actual level of achievement of all relevant performance goals against target as of the Corporation’s fiscal quarter end preceding the Change in Control, and

(y)	based on such amount, there shall be a pro rata payout to the Participant within thirty (30) days following the date of termination of employment based upon the length of time within the performance period that has elapsed prior to the date of termination of employment.

Section 9. Issuance of Shares of Common Stock to Participants. All shares of Common Stock issued as Restricted Stock under the Plan shall, so long as the Period of Restriction imposed by the Plan remains in effect, be represented by certificates with restrictive legends and shall be subject to stop-transfer orders. Any certificate representing shares of Restricted Stock for which the Period of Restriction remains in effect shall be held in custody by the Corporation. Participants may be required to execute stock powers or other similar instruments in order to facilitate the return to the Corporation of Restricted Stock upon forfeiture. Upon the forfeiture of any Restricted Stock, such shares of Common Stock represented by the Restricted Stock shall be transferred to the Corporation without further action by the Participant, unless the Committee in its sole discretion determines not to seek forfeiture of the Award in whole or in part. When (i) the Period of Restriction has ended (or the Committee has determined not to seek forfeiture following the Date of Termination of the Participant) with respect to an Award of Restricted Stock, Restricted Stock Units or Performance Shares Units, (ii) all other conditions and contingencies have been satisfied with respect to an Award of Performance Share Units and (iii) the Participant has complied with any tax withholding requirement described in Section 18, then the Participant may obtain from the Corporation a certificate or certificates or a statement from the Corporation representing such shares in book entry form, free of all restrictions except those that may be imposed by law.

Section 10. Government and Other Regulations and Restrictions. The obligation of the Corporation to issue Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required.

Section 11. Registration of Shares. The Corporation shall be under no obligation to register any shares of Common Stock under the Securities Act. However, an Award Grant may make appropriate and reasonable provision for the registration of Common Stock acquired thereunder. The Corporation, at its election, may undertake to pay all fees and expenses of each such registration, other than an underwriter’s commission, if any.

Section 12. No Rights in Common Stock. No Participant shall have any interest in or be entitled to any voting rights or dividends or other rights or privileges of stockholders of the Corporation with respect to any shares of Common Stock unless, and until, shares of Common Stock are actually issued to such Participant following execution of an Award Grant and, for an Award of Restricted Stock Units or Performance Share Units, after the end of the Period of Restriction and, if applicable, upon the Committee’s certification of achievement of any Performance Goals and other conditions established by the Committee, and then only from the date the Participant becomes the record owner thereof.

Section 13. Adjustments. In the event of any change in corporate capitalization, such as a stock dividend, split-up, combination of shares, or reclassification, or a corporate transaction, such as a merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization, or any partial or complete liquidation of the Corporation, such adjustment shall be made in the number and class of shares that may be issued under the Plan and in the number and class of and/or price of shares subject to outstanding Awards granted under the Plan as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Section 14. Successors. The provisions of the Plan shall be binding upon and inure to the benefit of all successors of any person receiving Common Stock of the Corporation under the Plan, including, without limitation, the estate of such person and the executors, administrators or trustees thereof, the heirs and legatees of such person, and any receiver, trustee in bankruptcy or representative of creditors of such person.

Section 15. Corporation’s Right to Terminate Employment. Nothing contained in the Plan or in any Award Grant shall confer upon any Participant a right to continue in the employ of or as a consultant to the Corporation or a Subsidiary or interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment of any Employee or the consulting relationship of any Consultant at any time, whether with or without cause.

Section 16. Effect on Compensation. Awards received by Participants shall not be deemed a part of any Participant’s compensation for purposes of determining such Participant’s payments or benefits under any benefit plan, severance program, or severance pay law of the Corporation, any Subsidiary or any country.

Section 17. Plan Unfunded. The Plan shall be unfunded. The Corporation will not create any trust or separate fund in connection with the Plan. Neither the Corporation nor any of its Subsidiaries shall have any obligation to set aside funds or segregate assets to ensure the payment of any Award. The Plan shall not establish any fiduciary relationship between the Corporation, any of its Subsidiaries and any Participant or other person. To the extent any person holds any rights by virtue of an Award under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation and its Subsidiaries.

Section 18. Tax Withholding. Each Award Grant incident to the Plan shall make appropriate provisions for the withholding of any federal, state or local taxes and any other charges that may be required by law to be withheld by reason of an Award, the issuance of Common Stock under the Plan or the reacquisition of such Common Stock by the Corporation. The Corporation may cause all or any portion of any tax withholding obligation or other charges described in the preceding sentence to be satisfied by the Corporation withholding from the shares of Common Stock covered by an Award a number of shares (rounded down to the nearest whole share) with an aggregate Fair Market Value on the date that such withholding obligation arises equal to the aggregate amount of such taxes and other charges. Regardless of any other provision of the Plan, the Corporation may refuse to issue or to deliver to the Participant certificates or a book entry statement representing shares covered by an Award until the Participant to whom the Award was made complies with any withholding obligation.

Section 19. Action by Corporation. Neither the existence of the Plan nor the issuance of Common Stock pursuant thereto shall impair the right of the Corporation or its stockholders to make or effect any adjustments, recapitalizations or other change in the Common Stock referred to in Section 13, any change in the Corporation’s business, any issuance of debt obligations or stock by the Corporation or any grant of options on stock of the Corporation.

Section 20. Termination and Amendment of the Plan. The Committee shall have complete power and authority to amend, suspend or terminate the Plan and, if suspended, reinstate any and all provisions of the Plan except that without further approval of the stockholders of the Corporation and except as otherwise provided in Section 13, the number of shares available for issuance under the Plan and the class of individuals eligible for Awards shall not be expanded. In addition, the Corporation will obtain approval of the stockholders of the Corporation of any amendment to the Plan for which the Exchange Act or the rules of the NYSE requires approval by the stockholders of the Corporation or to the extent the Committee otherwise determines that stockholder approval is required under applicable law. The Plan shall have a term of ten years from its Effective Date, provided, that the Plan shall terminate earlier if no additional shares of Common Stock remain available for Awards under the Plan. In the event of Plan termination or expiration, any then-outstanding Award shall remain in effect under the terms of its Award Grant.

Section 21. Foreign Jurisdictions. The Committee may, from time to time, adopt, amend and terminate under the Plan such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of laws of any foreign jurisdiction to Participants who are subject to such laws and who receive Awards under the Plan.

Section 22. Applicable Law. The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the state of Delaware.

Section 23. Effective Date. The Plan shall become effective as of May 20, 2005, (the “Effective Date”) if it is approved by vote of the stockholders of the Corporation at the 2005 Annual Meeting of Stockholders. On and after the Effective Date, no Awards shall be granted under the Contingent Stock Plan of Sealed Air Corporation.

Section 24. Compliance With Code Section 409A. It is not intended that Awards under the Plan shall be subject to the requirements of Code Section 409A because Awards generally will be payable as soon as administratively practicable after the Award becomes vested. However, to the extent that Code Section 409A does apply to an Award, the Plan is intended to comply with Code Section 409A, and official guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent. “In that regard, and notwithstanding any provision of the Plan to the contrary, the Corporation reserves the right to amend the Plan or any Award granted under the Plan, by action of the Committee, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Code Section 409A and the regulations promulgated thereunder. In addition, any payments under the Plan of an amount that is deferred compensation under Code Section 409A in connection with a Participant’s termination of employment shall not be made earlier than six (6) months after the Date of Termination to the extent required by Code Section 409A(a)(2)(B)(i).

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